                                SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ____________)

         Filed by the Registrant [ x ]
         Filed by a Party other than the Registrant [  ]
         Check the appropriate box:
         [   ]   Preliminary Proxy Statement
         [ x ]   Definitive Proxy Statement
         [   ]   Definitive Additional Materials
         [   ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
         [   ]   Confidential, for Use of the Commission Only (as permitted by
                 Rule 14a-6(e)(2))

                              TMBR/SHARP DRILLING, INC.
                   (Name of Registrant as Specified In Its Charter)


      (Name of Person(s) filing Proxy Statement, if other than the Registrant)

    Payment of Filing Fee (check the appropriate box):
    [ x ]   No fee required.
    [   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
            and 0-11.

            (1)  Title of each class of securities to which transaction applies:
            (2)  Aggregate number of securities to which transaction applies:

            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            (4)  Proposed maximum aggregate value of transaction:

            (5)  Total fee paid:

    [   ]   Fee paid previously with preliminary materials.
    [   ]   Check box if any part of the fee is offset as provided by
            Exchange Act Rule 0-11(a)(2)  and identify the filing for
            which the  offsetting fee was paid previously.   Identify
            the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1)  Amount previously paid:
            (2)  Form, Schedule or Registration Statement No.:
            (3)  Filing Party:
            (4)  Date Filed:

                               TMBR/SHARP DRILLING, INC.
                             4607 West Industrial Boulevard
                                  Midland, Texas  79703



                        NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


         To The Shareholders of
            TMBR/Sharp Drilling, Inc.:

                 The Annual Meeting of Shareholders of TMBR/Sharp Drilling, Inc. (the "Company"), a Texas corporation, will be held on Friday, August 28, 1998, at 10:00 a.m., local time, in the Derrick Room, Midland Petroleum Club, 501 West Wall, Midland, Texas 79701, for the following purposes:

                   (1) To elect four Directors to hold office until the next succeeding annual meeting of shareholders and until their successors have been duly qualified and elected; and

                   (2) To transact such other business as may properly come before the meeting and any adjournments thereof.

                 The Board of Directors has fixed the close of business on July 22, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at such meeting and any adjournments thereof. Only shareholders of record at the close of business on July 22, 1998 will be entitled to vote at the Annual Meeting and any adjournments thereof.

                                             By Order of the Board of Directors



                                                      James M. Alsup
                                                         Secretary

         Midland, Texas
         July 23, 1998

                 Whether or not you plan to be present at the meeting in person, please complete, sign, date and mail the enclosed
         Proxy in the accompanying return envelope to which no postage need be affixed by the sender if mailed within the United
         States.   If you receive more than one Proxy because your shares
         are registered in different names or addresses, each such Proxy should be signed and returned to assure that all of your shares will be voted.

                                   TMBR/SHARP DRILLING, INC.
                                4607 West Industrial Boulevard
                                     Midland, Texas  79703



                                        PROXY STATEMENT


                 The accompanying Proxy is solicited on behalf of the Board of Directors of TMBR/Sharp Drilling, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders of the Company to be held on Friday, August 28, 1998, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting, and at any adjournments thereof.

                 This Proxy Statement and the accompanying form of Proxy are first being mailed to the shareholders on or about July 24, 1998.

         Proxies, Solicitation and Voting

                 The record date for the determination of shareholders entitled to notice of and to vote at the meeting is the close of business on July 22, 1998. On the record date, there were 4,710,886 shares of the Company's $.10 par value common stock (the "Common Stock") issued and outstanding. Each share of Common Stock is entitled to one vote on all matters to be acted upon at the meeting. The Company's Articles of Incorporation deny cumulative voting rights.

                 With respect to matters to be voted upon at the Annual Meeting, the attendance, in person or by Proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the meeting is necessary to constitute a quorum. For quorum purposes, the total votes received, including abstentions and broker non-votes, are counted in determining the number of shares present. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

                 Directors will be elected by a plurality of votes cast. "Plurality" means that the individuals who receive the largest number of votes cast are elected as Directors up to the maximum number of Directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact in the election of Directors, except to the extent the failure to vote for an individual results in another individual receiving a
         larger number of votes.   Under the Company's bylaws, when a quorum
         is present, with respect to any other matter, the affirmative vote of the holders of a majority of the shares entitled to vote on such matter and represented in person or by Proxy shall be the act of the shareholders. An abstention has the effect of a vote against a particular matter and broker non-votes are not counted for purposes of approving other matters.

                 Properly executed Proxies will be voted in accordance with the instructions thereon or, if no instructions are indicated thereon, the shares will be voted FOR the election of management's nominees to the Board of Directors, and in the discretion of the persons named as proxies, upon such other matters as may properly come before the meeting.

                 Any shareholder giving a Proxy has the power to revoke it at any time before it is voted by appearing and voting personally at the Annual Meeting, by delivering a later dated Proxy or by delivering to the Secretary of the Company a written revocation of such Proxy prior to the Annual Meeting.

                 The cost of preparing, assembling, printing and mailing this Proxy Statement and enclosed Proxy and the cost of soliciting Proxies relating to the Annual Meeting will be borne solely by the Company. The Company may request banks and brokers to solicit their customers who beneficially own shares of Common Stock of the Company listed of record in names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses of such solicitation. It is contemplated that the original solicitation of Proxies by mail will be supplemented by telephone, telegram and personal solicitation by officers, Directors and other regular employees of the Company. No additional compensation will be paid to such individuals for such activities.


                                PRINCIPAL  SHAREHOLDERS

                 The following table sets forth certain information as of July 22, 1998 (unless otherwise indicated) with respect to the Company's Common Stock beneficially owned by (i) each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of the Company's Common Stock, (ii) the executive officers named in the Summary Compensation Table under "Executive Compensation", (iii) each Director and nominee for Director of the Company and (iv) all Directors (and nominees) and executive officers of the Company as a group.

                                                              Amount and
                                                              Nature of         Percent
         Name and Address                                     Beneficial           of
         of Beneficial Owner                                  Ownership(1)       Class
         -------------------                                  ------------      -------
         Thomas C. Brown . . . . . . . . . . . . . . . . . .   574,153(2)        11.20%
           4607 West Industrial Blvd.
           Midland, Texas  79703

         Donald L. Evans . . . . . . . . . . . . . . . . . .     7,146             *
           500 Empire Plaza
           Midland, Texas  79701

         David N. Fitzgerald . . . . . . . . . . . . . . . .      15,182           *
           2300 West 42nd Street
           Odessa, Texas  79764

         Joe G. Roper  . . . . . . . . . . . . . . . . . . .     859,310(3)      17.52%
           4607 West Industrial Blvd.
           Midland, Texas  79703

         Metropolitan Life Insurance Company   . . . . . . .     291,400(4)       6.19%
           One Madison Avenue
           New York, New York   10010

         State Street Research & Management
           Company, Inc. . . . . . . . . . . . . . . . . . .     852,500(4)      18.10%
           One Financial Center
           Boston Massachusetts  02111

         F. Howard Walsh, Jr.  . . . . . . . . . . . . . . .     274,300(5)       5.82%
           500 West Seventh St., Suite 1007
           Fort Worth, Texas  76102

         All Directors (and nominees . . . . . . . . . . . .    1,505,730(6)     28.20%
           and executive officers as a
           group (8 persons)
         ____________

         *   Less than 1%.

         (1) Unless otherwise indicated, all shares of Common Stock are held directly with sole voting and investment powers.
         (2) Includes 414,500 shares of Common Stock underlying presently exercisable stock options and 19,856 shares of Common Stock owned by the Estate of C. V. Lyman, deceased, of which estate Mr. Brown serves as Co-Executor.
         (3) Includes 195,000 shares of Common Stock underlying presently exercisable stock options.
         (4) In Amendment No. 3 to Schedule 13G, dated February 6, 1998, filed with the Securities and Exchange Commission (the "Commission") by Metropolitan Life Insurance Company ("Met Life"), Met Life reported beneficial ownership of such shares. Met Life further reported that State Street
                 Research & Management Company, Inc. ("State Street"), an affiliate of Met Life and registered investment adviser, has sole voting and dispositive powers with respect to such shares. In Schedule 13G, dated February 11, 1998, filed by State Street with the Commission, State Street reported beneficial ownership of 852,500 shares, of which it reported sole voting power with respect to 543,700 shares and sole dispositive power with respect to 852,500 shares. State Street disclaimed any beneficial interest in such securities.

         (5) As reported in Amendment No. 2 to Schedule 13D, dated November 3, 1997, filed with the Commission.
         (6) Includes 629,500 shares of Common Stock underlying presently exercisable stock options.

         Section 16(a) Beneficial Ownership Reporting Compliance

                 Section 16(a) of the Securities Exchange Act of 1934 requires, among other things, that the Company's Directors and officers file at specified times reports of beneficial ownership and changes in beneficial ownership of the Company's Common Stock and other equity securities. To the Company's knowledge, all Section 16(a) filing requirements for the year ended March 31, 1998 have been complied with.


                                    ELECTION OF DIRECTORS

                 Directors of the Company are elected annually by the shareholders to hold office until the next succeeding annual meeting of shareholders and until their successors are duly qualified and elected.

                 In accordance with the Company's bylaws, the Board of Directors by resolution has fixed the total number of directors at four. Accordingly, the Board of Directors is recommending that the four current Directors of the Company be re-elected to serve until the next annual meeting of shareholders is held and their respective successors have been duly elected.

                 If any nominee becomes unavailable for any reason, which is not anticipated, a substitute nominee may be designated by the Board of Directors and the shares represented by Proxy will be voted for any such substitute nominee, unless the Board reduces the number of
         Directors.   All of the nominees listed below were previously elected
         Directors by the shareholders at the last annual meeting of shareholders. There are no family relationships among any of these nominees, or among any of these nominees and any officer, except Patricia R. Elledge, the Controller of the Company, is the daughter of Joe G. Roper, the President and a Director of the Company. There are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected. The four nominees for the Board of Directors are as follows:

                                                               Position with Company and        Director
              Nominee                              Age           Principal Occupation             Since
         ----------------                          ---         -------------------------        --------
         Thomas C. Brown . . . . . . . . . . .      71         Chairman of the Board              1982
                                                               of Directors and Chief
                                                               Executive Officer of the
                                                               Company; Director of
                                                               Tom Brown, Inc.


                                                               Position with Company and        Director
              Nominee                            Age             Principal Occupation            Since
         ----------------                        ---           --------------------------       --------
         Joe G. Roper  . . . . . . . . . . .      70           Director and President             1982
                                                               of the Company.

         Donald L. Evans . . . . . . . . . .      51           Director of the Company;           1982
                                                               Chairman of the Board of
                                                               Directors and Chief Executive
                                                               Officer of Tom Brown, Inc.

         David N. Fitzgerald . . . . . . . .      75           Director of the Company;           1984
                                                               President and shareholder
                                                               of Dave Fitzgerald, Inc., a
                                                               privately held investment
                                                               company.

                 Unless otherwise directed on any duly executed and dated Proxy, it is the intention of the persons named in such Proxy to vote the shares of Common Stock represented by such Proxy for the election of the nominees listed in the preceding table for the office of Director of the Company.

                 The Board of Directors recommends that the shareholders vote FOR the proposal to elect its nominees to the Board of Directors.


         Other Information

                 The Board of Directors held five meetings during the year ended March 31, 1998 at which all Directors were present. The Directors also took action by unanimous written consent on two occasions.

                 The Company does not have a standing nominating committee. The review of recommendations for nominees for Directors is made by the full Board of Directors.

                 Messrs. Donald L. Evans and David N. Fitzgerald served as members of the Audit Committee of the Board of Directors during fiscal year 1998. The Audit Committee was created for the purposes of recommending the firm to be employed by the Company as its independent auditors, consulting with the persons chosen to be the independent auditors with regard to the plan of audit, reviewing with the independent auditors the report of audit and management letters, if any, consulting with the independent auditors with regard to the adequacy of internal accounting controls and performing such other duties as may be advised or requested from time to time by the Board of Directors of the Company. The Audit Committee held one meeting during the year ended March 31, 1998.

                 The Company's Compensation Committee, which also consists of Messrs. Evans and Fitzgerald, oversees and is responsible for the administration of the Company's stock option plans. Members of the Compensation Committee are appointed annually by the Board of
         Directors.   Members serve at the pleasure of the Board of Directors
         and may be appointed or removed by the Board of Directors at will. The Compensation Committee did not hold any meetings during the year ended March 31, 1998.


                                  EXECUTIVE COMPENSATION

         Summary of Annual Compensation

                 The following table sets forth for each of the three fiscal years ended March 31, 1998, a summary of the types and amounts of compensation paid to the Chief Executive Officer of the Company and the only other executive officer of the Company whose salary and bonuses for the fiscal year ended March 31, 1998 exceeded $100,000.



                                                                Summary Compensation Table

                                                                                     Long-Term Compensation
                                                                             ---------------------------------------
                                                  Annual Compensation                 Awards                 Payouts
                                              ---------------------------    --------------------------      -------
                                                                  Other                      Securities
                                                                  Annual     Restricted      Underlying                  All Other
                                                                  Compen-      Stock          Options/        LTIP       Compen-
      Name and Principal                      Salary   Bonus      sation       Awards           SARs         Payouts     sation
          Position                  Year       ($)      ($)        ($)           ($)             (#)           ($)         ($)
      ------------------            ----      -------  -----      -------    ----------      ---------       -------     ---------
      Thomas C. Brown,              1998      120,462    0         (1)            0               0             0         1,506(2)
        Chairman of the Board       1997       72,000    0         (1)            0            195,000          0           762(2)
        of Directors and            1996       72,000    0         (1)            0               0             0            0
        Chief Executive
        Officer

      Joe G. Roper,                 1998      162,771    0         (1)            0               0             0         1,956(3)
        President and Director      1997      156,251    0         (1)            0            100,000          0        12,902(3)
                                    1996      150,615    0         (1)            0               0             0       244,803(3)
      _________________

                 (1) The named executive officers of the Company were also provided certain non-cash compensation and personal benefits. However, the aggregate amount of such other compensation did not exceed $50,000 or 10% of the named executive officer's salary during such fiscal year.

                 (2) Such amount was allocated to Mr. Brown's account under the Company's 401(k) Profit Sharing Plan.

                 (3) Such amount includes (i) $1,956 allocated to Mr. Roper's account under the Company's 401(k) profit sharing plan for the fiscal year ended March 31, 1998; $1,587 for 1997; and $1,152 for 1996; (ii) insurance premiums paid by the Company in the amounts of $11,315 and $38,896 for the years ended March 31, 1997 and 1996, respectively, for a whole life insurance policy on the life of
                       Mr. Roper; and (iii) for fiscal year 1996, $204,760 for premiums under a split-dollar life insurance plan maintained by the Company on behalf of Mr. Roper, of which $17,697 was attributable to term life insurance
                       for the fiscal year ended March 31, 1996.   During
                       fiscal year 1997, and without having paid any premiums for the split-dollar life insurance policy during such fiscal year, the Company terminated both the whole life insurance policy and the split-dollar agreement. During fiscal year 1996, and pursuant to the terms of the split-dollar agreement, the Company borrowed the aggregate amount of $339,855 against the cash value of such insurance policy to pay the policy premiums and a portion of the accrued interest on the cumulative amount of such borrowings. The remaining portion of the accrued interest on such borrowings was paid annually by the Company. At March 31, 1996, the outstanding loan balance was $3,174,386. The interest expense paid by the Company for the fiscal year ended March 31, 1996 was $91,412. A portion of the death benefit of the split-dollar policy equal to the Company's net premium outlay was payable to the Company upon the death of Mr. Roper, and the aggregate loan amount was deducted from the insurance proceeds payable to the beneficiaries of the policy. The balance of the proceeds were payable to Mr. Roper's beneficiaries. The Company was not the beneficiary of either insurance policy.


                 Stock Options

                          The Company has in the past utilized stock options as
                 part of its overall compensation of Directors, officers and employees. However, no stock options were granted to the named executive officers during the fiscal year ended March 31, 1998.

                          The following table sets forth certain information
                 with respect to stock option exercises during the fiscal year ended March 31, 1998 by the named executive officers of the Company, and the value of each such officer's unexercised stock options at March 31, 1998.

                           Aggregated Option/SAR Exercises in

                 Last Fiscal Year and Fiscal Year - End Option/SAR Values

                                                                          Number of                           Value of
                                                                    Securities Underlying                    Unexercised
                                   Shares                                Unexercised                         In-The-Money
                                  Acquired                               Options/SARs                        Options/SARs
                                    on           Value              at Fiscal Year-End (#)            at Fiscal Year-End ($)(2)
                                  Exercise      Realized         ------------------------------      ----------------------------
                   Name             (#)           ($)(1)         Exercisable      Unexercisable      Exercisable    Unexercisable
                 ----------       -------       ---------        -----------      -------------      -----------    -------------
                 T.C. Brown       100,000       2,450,000          414,500              0             3,200,625           0
                 J.G. Roper        49,300         457,813          195,000              0             1,154,000           0
                 _________

                 (1) The "value realized" is equal to the fair market value of a share of Common Stock on the date of exercise (based on the closing price of the Company's Common Stock), less the exercise price.

                 (2) Value of in-the-money options is equal to the fair market value of a share of Common Stock at fiscal year-end (based on the closing price of the Company's Common Stock), less the exercise price.

                 Profit Sharing Plan

                          The Company maintains under Section 401(k) of the
                 Internal Revenue Code of 1986, as amended (the "Code"), a profit sharing plan (the "Profit Sharing Plan") for the benefit of all employees. Under the Profit Sharing Plan, the Company contributes to a trust administered by a third party trustee, out of current or accumulated net profits, such amounts as it may, from time to time, deem advisable. The contributions are invested by the Profit Sharing Trustee in various investments selected by employee participants.
                 Company contributions to the Profit Sharing Plan are allocated monthly to the individual accounts of employee-participants.
                 A participant's accrued benefit derived from Company contributions is 100% vested after seven years of continuous employment, upon attaining age 65, or upon death or disability. Each employee of the Company becomes eligible to participate in the Profit Sharing Plan after one year of continuous employment. Directors of the Company who are not also employees of the Company are not eligible to participate in the Profit Sharing Plan. In addition to Company contributions, participants may also contribute such amount as the participant determines each year, subject to certain annual maximum limitations. Participants are always 100% vested in their individual contributions. For the year ended March 31, 1998, the Company contributed an amount equal to 25% of the contributions made by eligible employees, limited, however, to a maximum of 5% of each eligible employee's compensation. During the fiscal year ended March 31, 1998, the Company made cash contributions in the total amount of $29,358 to the Profit Sharing Plan on behalf of participating employees, of which $1,956 was allocated to the account of Mr. Roper and $1,506 was allocated to Mr. Brown's account.

                 Compensation of Directors

                          The Company has, from time to time, paid fees to its
                 Directors for attending Directors' meetings and reimbursed Directors for their expenses incurred in connection with attending meetings. However, no such fees or reimbursements were paid to any Director of the Company during the fiscal year ended March 31, 1998.

                          Directors who are employees of the Company are
                 eligible to participate in the Company's stock option plans and 401(k) profit sharing plan, but do not receive compensation for service on the Board of Directors. Directors who are not employees of the Company are not eligible to participate in the Company's benefit plans and do not receive retainer fees or other compensation for their services.

                          In October, 1997, the Company entered into Bonus
                 Agreements with Donald L. Evans and David N. Fitzgerald, non-employee Directors of the Company, providing for cash bonus payments in the amount of $100,000.00 to each of Messrs. Evans and Fitzgerald within ten days after the occurrence of (i) an "Asset Acquisition" or (ii) a "Change in Control".

                          For purposes of the Bonus Agreements, an "Asset
                 Acquisition" is deemed to have occurred if any person, or a group of persons, acquires more than 51% in value of the assets of the Company pursuant to one or more transactions with the Company during the term of the Bonus Agreement. A "Change in Control" is deemed to have occurred if (i) any person becomes the beneficial owner of securities of the Company representing 51% or more of the voting power of the outstanding securities of the Company having the right under ordinary circumstances to vote at an election of the Board of Directors of the Company, (ii) a change in the composition of a majority of the Board occurs which has not been approved by a majority of the Board as constituted immediately prior to the change, (iii) at any meeting of the shareholders of the Company called for the purpose of electing directors, more than one of the persons nominated by the Board for election as directors fails to be elected, or (iv) upon the consummation of a merger, consolidation, sale of substantially all of the assets or other reorganization of the Company, other than a reincorporation, in which the Company does not survive.

                          The Bonus Agreements with Messrs. Evans and
                 Fitzgerald remain in effect through December 31, 1998 and, beginning each January 1st thereafter, the agreements are automatically extended for additional one-year periods, unless by September 30th of any year the Company gives notice that the agreements will not be extended. See "Bonus Agreements and Change of Control Arrangements".

                 1984 Stock Option Plan

                          The Board of Directors authorized and adopted the
                 TMBR/Sharp Drilling, Inc. Stock Option Plan (the "1984 Plan") in August, 1984. Although the 1984 Plan expired by its own terms on August 8, 1994, options granted under the 1984 Plan prior to August 8, 1994 will remain outstanding until such options are exercised or expire by their own terms, and will continue to be subject to all terms and conditions of the 1984 Plan. No additional options may be granted under the 1984 Plan. Options granted under the 1984 Plan are either incentive stock options within the meaning of Section 422 of the Code, or options which do not constitute incentive stock options. Options granted under the 1984 Plan have been, as provided in the 1984 Plan, granted only to key employees (including officers and Directors who were also key employees) of the Company.

                          The 1984 Plan is administered by the Compensation
                 Committee of the Board of Directors. Members of the Compensation Committee were not eligible for selection as a person to whom options could be granted pursuant to the 1984 Plan, and were not eligible to participate in the 1984 Plan or any other stock plan of the Company during the one year period prior to their appointment to the Compensation Committee. Options granted under the 1984 Plan have exercise prices equal to the fair market value of the shares at the time the options were granted, as determined by the Compensation Committee. Options granted under the 1984 Plan are exercisable for such periods as have been approved by the Compensation Committee, except that such options are not exercisable, in any event, for a period in excess of ten years from the date of grant.

                          An aggregate of 475,000 shares of the Company's
                 Common Stock, $.10 par value, are authorized to be issued under the 1984 Plan. Common Stock issued under the 1984 Plan may be from authorized but unissued shares of Common Stock or previously issued shares reacquired by the Company. The shares of Common Stock with respect to which options have been granted are subject to adjustment upon the occurrence of certain corporate reorganizations or recapitalizations, including stock splits or stock dividends.

                          As required by the terms of the 1984 Plan, for an
                 option granted under the 1984 Plan to qualify as an incentive stock option, the aggregate fair market value (determined at the time of grant) of the stock with respect to which the incentive stock option was exercisable for the first time by an employee during any calendar year could not exceed
                 $100,000 and could not be issued to an employee if, at the time the option was granted, such employee owned stock possessing more than 10% of the combined voting power of all classes of the Company's outstanding stock, unless (i) at the time the option was granted the exercise price of such option was at least 110% of the fair market value of the Common Stock on the date of grant and (ii) such option was not exercisable after five years from the date of grant.

                          All or part of an option may be exercised by
                 tendering cash or shares of Common Stock having a fair market value equal to the option price, or a combination of shares and cash. At the discretion of the Compensation Committee, an option agreement may provide for the right to surrender an option in return for a payment in cash and/or shares of Common Stock equal to the excess of the fair market value of the shares with respect to which the option is surrendered over the option price therefor, on such terms and conditions as the Compensation Committee shall determine.

                 1994 Stock Option Plan

                          In July, 1994, the Board of Directors adopted the
                 Company's 1994 Stock Option Plan (the "1994 Plan"), which was ratified and adopted by the Company's shareholders at the 1994 annual meeting of shareholders held on August 30, 1994. Options granted under the 1994 Plan may be either incentive stock options within the meaning of Section 422 of the Code, or options which do not constitute incentive stock options. Key employees (including officers and Directors who are also key employees) of the Company are eligible to receive options under the 1994 Plan.

                          The 1994 Plan is administered by the Compensation
                 Committee, none of whom are eligible to participate in the 1994 Plan. The Compensation Committee has the authority to select the employees who are to be granted options and to establish the number of shares issuable under each option. Options granted to an employee contain such terms and conditions and may be exercisable for such periods as may be approved by the Compensation Committee. The purchase price of Common Stock issued under each option will not be less than the fair market value of the stock subject to the option at the time of grant. The Compensation Committee, in its discretion, may provide for the payment of the option price, in whole or in part, (i) in cash at the time of such exercise,
                 (ii) by the delivery of a number of shares of Common Stock (plus cash if necessary) having a fair market value on the date of delivery equal to such option price, or (iii) any combination of cash and stock.

                          The aggregate number of shares of Common Stock which
                 may be issued pursuant to the exercise of stock options granted under the 1994 Plan may not exceed 750,000 shares, subject to adjustment in the number of shares with respect to options and purchase prices therefor in the event of stock splits or stock dividends, and for equitable adjustments in the event of certain recapitalizations, mergers, consolidations or acquisitions. If any outstanding option granted under the 1994 Plan expires or terminates prior to its exercise in full, the shares allocable to the unexercised portion of such option may be subsequently granted under the 1994 Plan.

                          The 1994 Plan provides that to the extent the
                 aggregate fair market value of the Common Stock (determined at the time of grant) with respect to which incentive options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company exceeds $100,000, such incentive stock options shall be treated as options which do not constitute incentive stock options. The Compensation Committee determines, in accordance with applicable provisions of the Code, which of an optionee's incentive stock options will not constitute incentive stock options because of such limitation. No incentive stock option may be granted to an individual if, at the time the option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless (i) at the time such option is granted the option price is at least 110% of the fair market value of the stock subject to the option and (ii) such option by its terms is not exercisable after the expiration of five years from the date of grant.

                          An option may be granted in exchange for an
                 individual's right and option to purchase shares of Common Stock pursuant to the terms of an agreement that existed prior to the date such option is granted ("Prior Option"). An option agreement that grants an option in exchange for a Prior Option must provide for the surrender and cancellation of the Prior Option. The purchase price of Common Stock issued under an option granted in exchange for a Prior Option shall be determined by the Compensation Committee and, such purchase price may, without limitation, be equal to the price for which the optionee could have purchased Common Stock under the Prior Option.

                          The Board of Directors of the Company may amend or
                 terminate the 1994 Plan at any time, but may not in any way impair the rights of an optionee under an outstanding option without the consent of such optionee. In addition, in order to obtain the benefits provided by Section 422 of the Code, the Board of Directors will determine at the time of making each amendment whether or not it is necessary to submit the amendment to the shareholders for approval. Generally, however, no amendment may be made without shareholder approval if such amendment would materially increase the benefits accruing to employee optionees under the 1994 Plan; materially increase the number of securities issuable under the 1994
                 Plan; or materially modify the requirements as to eligibility for participation in the 1994 Plan. Unless earlier terminated, the 1994 Plan will terminate upon and no further options may be granted after the expiration of ten years from the date of its adoption by the Board of Directors.

                 Bonus Agreements and Change of Control Arrangements

                          In October, 1997, the Company entered into Bonus
                 Agreements with 48 employees, including Joe G. Roper and Thomas C. Brown, which provide for cash bonus payments to the employees within ten days after the occurrence of (i) an

                 "Asset Acquisition", (ii) a "Change in Control" or (iii) the termination of employment by the Company for reasons other than for "Cause." Generally, the bonus payment amounts are specified multiples of an employee's cash compensation. In the case of Messrs. Brown and Roper, each is entitled to receive a lump sum cash bonus payment in an amount equal to
                 2.99 times his base salary and the amount contributed by the Company to his 401(k) plan account.

                          For purposes of the Bonus Agreements, an "Asset
                 Acquisition" is deemed to have occurred if any person, or a group of persons, acquires more than 51% in value of the assets of the Company pursuant to one or more transactions with the Company during the term of the Bonus Agreement. A "Change in Control" is deemed to have occurred if (i) any person becomes the beneficial owner of securities of the Company representing 51% or more of the voting power of the outstanding securities of the Company having the right under ordinary circumstances to vote at an election of the Board of Directors of the Company, (ii) a change in the composition of a majority of the Board occurs which has not been approved by a majority of the Board as constituted immediately prior to the change, (iii) at any meeting of the shareholders of the Company called for the purpose of electing directors, more than one of the persons nominated by the Board for election as directors shall fail to be elected, or (iv) upon the consummation of a merger, consolidation, sale of substantially all of the assets or other reorganization of the Company, other than a reincorporation, in which the Company does not survive.

                          The Bonus Agreements with Messrs. Roper and Brown
                 remain in effect through December 31, 1998 and, beginning each January 1st thereafter, the agreements are automatically extended for additional one-year periods, unless by September 30th of any year the Company gives notice that the agreements will not be extended or unless the employee's employment terminates earlier.

                          The Company's 1984 and 1994 stock option plans, and
                 its stock option agreements with Messrs. Brown and Roper and other employees of the Company, contain provisions which, upon the occurrence of certain events, could result in additional compensation to such option holders, including Mr. Brown and Mr. Roper. Such events include the following: if (i) the Company is not the surviving entity in any merger or consolidation, (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets, (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control of more than 50% of the outstanding shares of Common Stock, or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the

                 Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change"), then the Compensation Committee shall effect one or more of the following alternatives with respect to the then outstanding options held by employees, which may vary among individual employee optionees:
                 (1) accelerate the time at which such options may be exercised so that such options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Compensation Committee, after which specified date all unexercised options and all rights of employee optionees thereunder shall terminate,
                 (2) require the mandatory surrender to the Company by selected optionees of some or all of such options as of a date specified by the Compensation Committee, in which event the Compensation Committee shall cancel such options and pay to each optionee an amount of cash per share equal to the excess of the fair market value, or in the case of stock options granted under the 1994 stock option plan the "Change of Control Value" of the shares subject to such option, over the exercise price(s) under such options for such shares,
                 (3) make such adjustments to such options as the Compensation Committee deems appropriate to reflect such Corporate Change or (4) provide that thereafter upon any exercise of an option theretofore granted the optionee shall be entitled to purchase under such option, in lieu of the number of shares of Common Stock as to which such option shall then be exercisable, the number and class of shares of stock or other securities or property to which the optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution the optionee had been the holder of record of the number of shares of Common Stock as to which such option is then exercisable.

                          For purposes of the 1994 stock option plan, the
                 "Change of Control Value" is an amount determined as follows, whichever is applicable: (i) the per share price offered to shareholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such options being surrendered are exercisable, as determined by the Compensation Committee as of the date determined by the Compensation Committee to be the date of cancellation and surrender of such options. If the consideration offered to shareholders of the Company consists of anything other than cash, the Compensation Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

                 Compensation Committee Interlocks and Insider Participation

                          Thomas C. Brown, the Chairman of the Board of
                 Directors and Chief Executive Officer of the Company, is a Director of Tom Brown, Inc. and Donald L. Evans, the Chairman of the Board of Directors and Chief Executive Officer of Tom Brown, Inc., is a Director of the Company and serves on the Compensation Committee of the Company's Board of Directors.

                 Certain Transactions

                          Until September, 1984, the Company was a wholly owned
                 subsidiary of Tom Brown, Inc. ("TBI"). In September, 1984, TBI distributed the Common Stock of the Company to the stockholders of TBI. Mr. Brown, the Chairman of the Board of Directors and Chief Executive Officer of the Company, is also a Director of TBI and Mr. Evans, a Director of the Company, is the Chairman of the Board of Directors and Chief Executive Officer of TBI. Following the spin-off of the Company, TBI and the Company have each made available to the other certain personnel, office services and records with each party being reimbursed for any costs and expenses incurred in connection therewith. During the fiscal year ended March 31, 1998, TBI charged the Company approximately $87,043 for such services provided by TBI, of which approximately $13,482 was outstanding and unpaid at March 31, 1998.

                          From time to time, the Company acquires interests in
                 leases from TBI and participates with TBI and other interest owners in the drilling and development of such leases where TBI acts as operator. The Company participates in such drilling ventures under standard form operating agreements on the same or similar terms afforded by TBI to unaffiliated third parties. TBI invoices all working interest owners, including the Company, on a monthly basis for their respective share of operating and drilling expenses. During the year ended March 31, 1998, TBI billed the Company approximately $40,219 for the Company's proportionate share of drilling costs and related expenses incurred on properties operated by TBI, none of which was outstanding at March 31, 1998. The largest amount owed by the Company to TBI at any one time during the fiscal year ended March 31, 1998 for its share of drilling costs and related expenses and for services provided by TBI was approximately $25,136.


                                           INDEPENDENT AUDITORS

                          Arthur Andersen LLP has served as the Company's
                 independent auditors since March, 1990 and will continue as the Company's independent auditors for the current year. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement to the shareholders if they desire to do so, and to respond to appropriate questions.

                                             SHAREHOLDER PROPOSALS

                          Shareholder proposals intended to be presented at the
                 1999 Annual Meeting of Shareholders must be received by the Company for possible inclusion in its Proxy Statement and form of Proxy relating to such meeting no later than May 1, 1999.


                                                OTHER MATTERS

                          The Board of Directors of the Company knows of no
                 matters, other than those described above, which are to be presented for shareholder action at the meeting. There will be an address by the Chairman of the Board and a general discussion period during which shareholders will have an opportunity to ask questions about the Company's business. If any matter not described herein properly comes before the meeting, or any adjournment thereof, the persons named in the enclosed Proxy will, in the absence of instructions to the contrary, vote the Proxy in accordance with their best judgment.

                          The 1998 Annual Report to Shareholders for the fiscal
                 year ended March 31, 1998, which includes audited financial statements, is enclosed herewith. The Annual Report does not form any part of the material for the solicitation of proxies.

                          A copy of the Company's Annual Report on Form 10-K
                 will be furnished at no charge to each "beneficial owner" of securities of the Company upon receipt of a written request of such person addressed to: Secretary, TMBR/Sharp Drilling, Inc., 4607 West Industrial Blvd., Midland, Texas 79703, containing a good faith representation that, as of July 22, 1998, such person was a beneficial owner of securities of the Company entitled to vote at the Annual Meeting of Shareholders to be held August 28, 1998.


                                            BY ORDER OF THE BOARD OF DIRECTORS


                                                       James M. Alsup
                                                         Secretary

                 Midland, Texas
                 July 23, 1998

                                        [Front of Card]

                                    TMBR/SHARP DRILLING, INC.


              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                     The undersigned hereby appoints Thomas C. Brown, Donald L.
            Evans and Joe G. Roper and each of them, attorneys, agents and proxies, with full power of substitution, to represent and to vote all shares of common stock of TMBR/SHARP DRILLING, INC. held of record by the undersigned on July 22, 1998, at the Annual Meeting of Shareholders of TMBR/SHARP DRILLING, INC. to be held on August 28, 1998, and at any adjournments or postponements thereof, in accordance with the instructions on the reverse side.


                          (Continued and to be signed on reverse side)



                                                               SEE REVERSE
                                                                  SIDE

                              [Back of Card]

     Please date, sign and mail your proxy card back as soon as possible!

                      Annual Meeting of Shareholders
                        TMBR/Sharp Drilling, Inc.
                             August 28, 1998


              Please detach and mail in the envelope provided
-------------------------------------------------------------------------------


/ X / Please mark your
      votes as in this
      example.


                                  WITHHOLD        Nominees: Thomas C. Brown
                FOR all nominees  AUTHORITY                 Donald L. Evans
                listed at right   to vote for all           David N. Fitzgerald
                                  nominees listed           Joe G. Roper
                                  at right

1. Election of
   Directors        /   /            /   /




* To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

   ______________________________________________

                                  THIS PROXY WILL BE VOTED IN ACCORDANCE WITH
                                  THE SHAREHOLDER'S SPECIFICATION HEREON.  IN
                                  THE ABSENCE OF SUCH SPECIFICATION, THE
                                  PROXY WILL BE VOTED FOR THE NOMINEES FOR
                                  DIRECTORS NAMED ON THIS PROXY CARD AND IN
                                  THE DISCRETION OF THE PERSONS NAMED AS
                                  PROXIES ON THE REVERSE HEREOF, WITH
                                  RESPECT TO OTHER MATTERS THAT MAY PROPERLY
                                  COME BEFORE THE MEETING OR ANY
                                  ADJOURNMENT(S) HEREOF.

                                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.



SIGNATURE_____________  DATE__________  SIGNATURE_______________  DATE_________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.